Exhibit 99.1

CareCloud Closes Strategic Acquisition, Accelerates

Growth in the Hospital Market

SOMERSET, N.J., June 2, 2021 (GLOBE NEWSWIRE) — CareCloud, Inc. (Nasdaq: MTBC) (Nasdaq: MTBCP), a leader in cloud-based healthcare technology and revenue cycle solutions, today announced its continued expansion into the hospital and health system market, through its acquisition of industry leading businesses that provide IT consulting, strategic advisory services and workforce augmentation solutions to hospitals in the U.S., Canada and the Caribbean. The acquisition officially closed on June 1, 2021, as CareCloud acquired certain assets from MedMatica Consulting Associates, Inc., including assets MedMatica previously acquired from Santa Rosa Consulting, Inc. (together, “MedMatica”).

“We are incredibly impressed with what the MedMatica team has been able to accomplish, and are excited to invest in their continued growth,” said Stephen Snyder, CareCloud’s Chief Strategy Officer. “By combining MedMatica’s proven processes, domain knowledge, and deep health system relationships with our operational scale, resources, and broad technology capabilities, this synergistic combination enables CareCloud to better meet the evolving needs of existing hospital clients, broadens our value proposition and positions us for further growth.”

“CareCloud’s investment will further enhance our competitive edge, while enabling us to offer a broader range of essential solutions to our health system clients,” said Jerry Howell, who will continue to lead MedMatica as its CEO. “We have remarkable synergies and I couldn’t be more excited about this next phase of our growth as we continue to expand our capabilities to meet the needs of our hospital clients.”

“We’re pleased to welcome Jerry and the team,” said A. Hadi Chaudhry, CareCloud’s CEO. “The U.S. healthcare industry is going through an unprecedented transformation - one where technology and data are at the heart of change across the entire healthcare ecosystem. We are excited for the opportunity to pair our operational scale and powerful solutions with a new dimension of capabilities to serve this expansive market. This acquisition is in line with our previously expressed operational and financial guidance for the year and positions us to further accelerate our up-market growth strategy during 2021 and for years to come.”

MedMatica has been serving the hospital market for over two decades and has partnered with more than 100 health systems over the past two years alone. They have a successful track record of planning and executing transformational projects while providing a full suite of consulting solutions that address their clients’ biggest technology and staffing challenges, including business intelligence, analytics, technology planning, interoperability, integration, regulatory compliance, and performance improvement. Post-acquisition, the combined operations and assets will be rebranded as “medSR” and continue to operate independently, with an EHR vendor neutral approach, under the leadership of Howell.

CareCloud acquired Santa Rosa Staffing, Inc. and the assets of MedMatica Consulting Associates, Inc., on June 1, 2021, through the closing of an Asset and Stock Purchase Agreement. This does not purport to be a full overview of the transaction, additional information regarding which can be found in CareCloud’s Form 8-K, which was filed today with the U.S. Securities and Exchange Commission.

Crosstree acted as advisors to CareCloud in connection with the transaction.

About CareCloud

CareCloud (Nasdaq: MTBC) (Nasdaq: MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, telehealth and patient experience management (PXM) at www.carecloud.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:
Bill Korn
Chief Financial Officer
CareCloud
bkorn@carecloud.com

Investor Contact:
Matt Kreps
Managing Director
Darrow Associates Investor Relations
mkreps@darrowir.com

Media Inquiries:
Kaitlyn Mode
Corporate Communications Manager
CareCloud
kmode@carecloud.com